UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Shareholders

On May 21, 2026, Nuveen Churchill Direct Lending Corp. (the “Company”) held its virtual 2026 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on March 31, 2026 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 49,387,065 shares of common stock outstanding and entitled to vote. A quorum consisting of 25,732,027 shares of common stock of the Company were present or represented by proxy at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of Class III Directors

The following individuals, constituting all the director nominees named in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2026, were elected to serve as Class III directors of the Company until the 2029 annual meeting of shareholders or until their respective successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld
Kenneth Kencel	25,473,474	258,553
Stephen Potter	23,945,683	1,786,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

Date: May 28, 2026	By:	/s/ Kenneth J. Kencel
		Name:	Kenneth J. Kencel
		Title:	Chief Executive Officer and President